April 28, 2015 First Quarter 2015 Financial Results

April 28, 2015 1 Forward-Looking Statements Statements contained in this presentation about future performance, including, without limitation, operating results, asset and rate base growth, capital expenditures, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. These forward-looking statements represent our expectations only as of the date of this presentation, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Important factors that could cause different results are discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis” in Edison International’s Form 10- K, most recent form 10-Q, and other reports filed with the Securities and Exchange Commission, which are available on our website: www.edisoninvestor.com. These filings also provide additional information on historical and other factual data contained in this presentation.

First Quarter Earnings Summary

	Q1 2015	Q1 2014	Variance
Core EPS[1]			
SCE	$0.93	$0.93	$ –
EIX Parent & Other	(0.03)	(0.03)	–
Core EPS[1]	$0.90	**$0.90**	$ -
Non-Core Items[2]			
SCE	$ –	$(0.29)	$0.29
EIX Parent & Other	0.02	–	0.02
Discontinued Operations	–	(0.07)	0.07
Total Non-Core	$0.02	**$(0.36)**	$0.38
Basic EPS	$0.92	**$0.54**	$0.38
Diluted EPS	$0.91	**$0.54**	$0.37

SCE Key Core Earnings Drivers		
Revenue[3,4]		$0.00
- CPUC GRC revenue deferral	(0.07)	
- FERC revenue and other	0.07	
Higher O&M		(0.01)
Higher depreciation		(0.04)
Lower net financing costs		0.02
Income taxes and other[3]		0.03
- Incremental repair deductions	0.07	
- Lower tax benefits and other	(0.04)	
Total		$0.00

1. See Earnings Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix
2. Non-core items for the period ending March 31, 2014, included $0.29 charge related to SONGS settlement and $0.07 of losses from revised tax estimate of EME deconsolidation
3. SCE deferred revenues of $0.07 related to incremental repair deductions pending the outcome of the 2015 GRC
4. SCE recorded amortization of regulatory assets and property taxes related to San Onofre of $0.07 during the first quarter of 2015 which was recovered through revenue. During the first quarter of 2014, SCE recorded O&M and property taxes of $0.05 which was also recovered through revenue.

April 28, 2015 2 EDISON INTERNATIONAL

April 28, 2015 3 SCE Capital Expenditures Forecast • Request case incorporates 2015 GRC January update • Net $325 million 2016-2017 decrease from prior forecast primarily for Coolwater-Lugo project suspension and other FERC project adjustments • Growth driven by infrastructure replacement, reliability investments, and public policy requirements Note: forecasted capital spending subject to timely receipt of permitting, licensing, and regulatory approvals. Forecast range reflects an average variability of 12%. ($ billions) 2015-17 Total Requested $4.1 $4.6 $4.4 $13.1 Range $3.6 $4.0 $3.9 $11.5 $4.1 $4.6 $4.4 2015 2016 2017 Distribution Transmission Generation $11.5 – $13.1 billion forecasted capital program 2015-2017 Q4 2014 Forecast $3.6 ‐ $4.1 $4.2 ‐ $4.8 $4.0 ‐ $4.5 $11.8 ‐ $13.4

April 28, 2015 4 SCE Rate Base Forecast • Incorporates 2015 GRC January update • Rate base reduced due to Coolwater- Lugo transmission project request for suspension • FERC rate base includes Construction Work in Progress (CWIP) and is approximately 23% of SCE’s rate base forecast by 2017 • Excludes SONGS regulatory asset ($ billions) Request Range 23.1 25.0 26.9 $23.6 $26.0 $28.4 2015 2016 2017 Note: Weighted-average year basis, 2015-2017 CPUC rate base requests and consolidation of CWIP projects. Rate base forecast range reflects capital expenditure forecast range. 2015 – 2017 rate base growth consistent with prior 7-9% forecast Q4 2014 Forecast $23.3 ‐ $23.8 $25.2 ‐ $26.2 $27.4 ‐ $29.0

April 28, 2015 5 2015 Financial Assumptions ($ billions) SCE Capital Expenditures SCE Authorized Cost of Capital Other SCE Items CPUC Return on Equity 10.45% CPUC Capital Structure 48% equity 43% debt 9% preferred FERC Return on Equity (Inc. FERC Incentives) 10.45% EIX will provide 2015 earnings guidance after a final decision on the SCE 2015 General Rate Case Distribution $16.0 Transmission 5.4 Generation 2.2 Request $23.6 Range $23.1 Distribution $3.1 Transmission 0.8 Generation 0.2 Request $4.1 Range $3.6 SCE Weighted Average Rate Base • SONGS regulatory asset financing completed January 2015 • Energy efficiency potential up to $0.05 per share • Revenues recorded at 2014 levels until 2015 GRC decision is received (retroactive to January 1, 2015) • $0.07 per share deferred revenues in Q1 for incremental repair deductions pending 2015 GRC decision

EIX Shareholder Value

Sustainable Earnings Growth

Rate Base and Core Earnings Growth:

- 9% 5-year SCE rate base CAGR (2009 – 2014)
- 12% Core SCE EPS growth (2009 – 2014)
- Consistent 7 – 9% rate base growth through 2017

Constructive Regulatory Structure:

- Decoupling
- Balancing accounts
- Forward-looking ratemaking
- Rate reform

Positioning for Transformative Change

SCE Growth Drivers Beyond 2017:

- Reliability
- Grid readiness
- EV charging
- Transmission
- Storage
- State environmental policy

SCE Productivity Improvements:

- Help mitigate rate pressure from capital program
- Build high-performing organization

Edison Energy Competitive Strategy:

- Small, targeted investments in emerging technologies

Financial Discipline

Dividend and CapEx Balancing:

- 11 consecutive years of EIX dividend increases
- 17.6% dividend increase for 2015

Sustainable Dividend Growth:

- Target payout ratio: 45-55% of SCE core earnings
- Return to target payout ratio in steps, over time

Stable Share Count:

- 325.8 million common shares outstanding since 2000

Note: See use of Non-GAAP Financial Measures in Appendix

April 28, 2015

6

EDISON INTERNATIONAL®

April 28, 2015 7 Appendix

April 28, 2015 8 SCE Customer Demand Trends Kilowatt-Hour Sales (millions of kWh) Residential Commercial Industrial Public authorities Agricultural and other Subtotal Resale Total Kilowatt-Hour Sales Customers Residential Commercial Industrial Public authorities Agricultural Railroads and railways Interdepartmental Total Number of Customers Number of New Connections Area Peak Demand (MW) 2012 30,563 40,541 8,504 5,196 1,676 86,480 1,735 88,215 4,321,171 549,855 10,922 46,493 21,917 83 24 4,950,465 22,866 21,996 2011 29,631 39,622 8,490 5,206 1,318 84,267 3,071 87,338 4,301,969 546,936 11,370 46,684 22,086 82 22 4,929,149 19,829 22,443 2010 29,034 39,318 8,507 5,336 1,353 83,548 4,103 87,651 4,285,803 543,016 11,708 46,718 22,321 73 23 4,909,662 25,566 22,771 2013 29,889 40,649 8,472 5,012 1,885 85,907 1,490 87,397 4,344,429 554,592 10,584 46,323 21,679 99 23 4,977,729 27,370 22,534 Note: See Edison International Financial and Statistical Reports for further information 2014 30,115 42,127 8,417 4,990 2,025 87,674 1,312 88,986 4,368,897 557,957 10,782 46,234 21,404 105 22 5,005,401 29,879 23,055

April 28, 2015 9 SCE 2015 CPUC General Rate Case • November 2013, 2015 GRC Application A.13-11-003 sets 2015 – 2017 base revenue requirement – Includes operating costs and CPUC jurisdictional capital – Excludes fuel and purchased power (and other utility cost-recovery activities), cost of capital, and FERC jurisdictional transmission • 2015 revenue requirement request of $5.713 billion – $80 million increase over presently authorized base rates based on January 2015 update filing – Post test year requested increase of $286 million in 2016 and additional increase of $315 million in 2017 • Request consistent with SCE strategy to ramp up infrastructure investment consistent with capital plan while mitigating customer rate impacts through productivity and lower operating costs • Current CPUC schedule does not specify a proposed decision timeframe Nov 12 GRC Application Aug 18 Intervener Testimony Sept 29 Evidentiary Hearings 2013 2014 Feb 11 Prehearing Conference Jan 13 Update Hearing 2015 Aug 4 ORA Testimony Nov 25 Opening Briefs Dec 11 Reply Briefs Final Decision Expected

April 28, 2015 10 CPUC and FERC Cost of Capital • CPUC – 48% common equity and Return on Equity (ROE) adjustment mechanism has been extended through 2016 – Weighted average authorized cost of capital – 7.90% – ROE adjustment based on 12-month average of Moody’s Baa utility bond rates, measured from Oct. 1 to Sept. 30 – If index exceeds 100 bps deadband from starting index value, authorized ROE changes by half the difference – Starting index value based on trailing 12 months of Moody’s Baa index as of September 30, 2012 – 5.00% – Application extended to April 2016 for 2017 Cost of Capital – adjustment mechanism continues • FERC – November 2013 settlement 10.45% ROE comprised of: 9.30% base + 50 bps CAISO participation + 65 bps weighted average for project incentives – Moratorium on filing ROE changes through June 30, 2015 – FERC Formula recovery mechanism in effect through December 31, 2017 3 4 5 6 7 10/1/12 10/1/13 10/1/14 10/1/15 R a t e ( % ) CPUC Adjustment Mechanism Moody’s Baa Utility Index Spot Rate Moving Average (10/1/14 – 4/1/15) = 4.69% 100 basis point +/- Deadband Starting Value – 5.00%

April 28, 2015 11 Earnings Non-GAAP Reconciliations ($ millions) Reconciliation of EIX Core Earnings to EIX GAAP Earnings Earnings Attributable to Edison International Core Earnings SCE EIX Parent & Other Core Earnings Non-Core Items SCE EIX Parent & Other Discontinued operations Total Non-Core Basic Earnings Q1 2014 $304 (10) $294 $(96) – (22) (118) $176 Q1 2015 $305 (11) $294 $– 5 – 5 $299 Note: See Use of Non-GAAP Financial Measures in Appendix

April 28, 2015 12 SCE Core EPS Non-GAAP Reconciliations Earnings Per Share Attributable to SCE Core EPS Non-Core Items Tax settlement Health care legislation Regulatory and tax items Impairment and other charges Total Non-Core Items Basic EPS Reconciliation of SCE Core Earnings Per Share to SCE Basic Earnings Per Share 2009 $2.68 0.94 — 0.14 — 1.08 $3.76 2010 $3.01 0.30 (0.12) — — 0.18 $3.19 CAGR 12% 4% 2011 $3.33 — — — — — $3.33 2012 $4.10 — — 0.71 — 0.71 $4.81 2013 $3.88 — — — (1.12) (1.12) $2.76 Note: See Use of Non-GAAP Financial Measures in Appendix 2014 $4.68 — — — (0.22) (0.22) $4.46

SCE Results of Operations – Full-Year 2014

($ millions)

- Utility earning activities – revenue authorized by CPUC and FERC to provide reasonable cost recovery and return on investment
- Utility cost-recovery activities – CPUC- and FERC-authorized balancing accounts to recover specific project or program costs, subject to reasonableness review or compliance with upfront standards

	2014			2013		
	Utility Earning Activities	Utility Cost-Recovery Activities	Total Consolidated	Utility Earning Activities	Utility Cost-Recovery Activities	Total Consolidated
Operating revenue	$6,831	$6,549	$13,380	$6,602	$5,960	$12,562
Purchased power and fuel	—	5,593	5,593	—	4,891	4,891
Operation and maintenance	2,106	951	3,057	2,348	1,068	3,416
Depreciation, decommissioning and amortization	1,720	—	1,720	1,622	—	1,622
Property and other taxes	318	—	318	307	—	307
Impairment and other charges	163	—	163	575	—	575
Total operating expenses	4,307	6,544	10,851	4,852	5,959	10,811
Operating income	2,524	5	2,529	1,750	1	1,751
Interest expense	(528)	(5)	(533)	(519)	(1)	(520)
Other income and expenses	43	—	43	48	—	48
Income before income taxes	2,039	—	2,039	1,279	—	1,279
Income tax expense	474	—	474	279	—	279
Net income	1,565	—	1,565	1,000	—	1,000
Preferred and preference stock dividend requirements	112	—	112	100	—	100
Net income available for common stock	$1,453	$—	$1,453	$900	$—	$900
Core earnings			$1,525			$1,265
Non-core earnings			(72)			(365)
Total SCE GAAP earnings			$1,453			$900

Note: See Use of Non-GAAP Financial Measures in Appendix

April 28, 2015 13

EDISON INTERNATIONAL®

April 28, 2015 14 Use of Non-GAAP Financial Measures Edison International's earnings are prepared in accordance with generally accepted accounting principles used in the United States. Management uses core earnings internally for financial planning and for analysis of performance. Core earnings are also used when communicating with investors and analysts regarding Edison International's earnings results to facilitate comparisons of the Company's performance from period to period. Core earnings are a non-GAAP financial measure and may not be comparable to those of other companies. Core earnings (or losses) are defined as earnings or losses attributable to Edison International shareholders less income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings, such as: exit activities, including sale of certain assets, and other activities that are no longer continuing; asset impairments and certain tax, regulatory or legal settlements or proceedings. A reconciliation of Non-GAAP information to GAAP information is included either on the slide where the information appears or on another slide referenced in this presentation. EIX Investor Relations Contact Scott Cunningham, Vice President (626) 302‐2540 scott.cunningham@edisonintl.com